UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MRV Communications, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2015 (the “Annual Meeting”) and all agenda items set forth below were approved or ratified by the required voting thresholds. There were 7,044,984 shares that were authorized to vote as of the record date of March 30, 2015, with 6,248,381 shares represented at the Annual Meeting. The following number of shares voted on the following matters:

a.) Election of five directors to serve for the ensuing year and until their successors are elected and qualified:

Director Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kenneth H. Traub	3,665,099	318,155	2,481	2,262,646
Robert M. Pons	2,502,021	1,481,183	2,531	2,262,646
Mark J. Bonney	3,504,636	478,549	2,550	2,262,646
Jeannie H. Diefenderfer	3,503,365	479,895	2,475	2,262,646
Matthew Stecker	3,674,642	308,283	2,810	2,262,646

b.) Conduct an advisory vote on the compensation of the named executive officers: Stockholders approved with 3,490,801 shares voted in favor, 493,082 shares voted against and 1,852 shares abstaining from voting. There were 2,262,646 broker non-votes for this proposal.

c.) Approve the MRV Communications, Inc. 2015 Long-Term Incentive Plan: Stockholders approved with 3,469,542 shares voted in favor, 514,890 shares voted against and 1,303 shares abstaining from voting. There were 2,262,646 broker non-votes for this proposal.

d.) Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015: Stockholders ratified the appointment of Grant Thornton LLP with 5,769,585 shares voted in favor, 472,647 shares voted against, and 6,149 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 27, 2015

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer

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